PricewaterhouseCoopers Audit 63, rue de Villiers 92208 Neuilly-sur-Seine Cedex Téléphone 01 56 57 58 59 Fax 01 56 57 58 60

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8
(Nos. 333-152695, 333-145265, 333-136679, 333-128450, 333-118107, 333-118105, 333-
118103, 333-109227, 333-104438, 333-99083, 333-91900, 333-75600, 333-70516, 333-12088,
333-9212, 333-08910 and 333-12944) of AXA of our report dated March 26, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Audit

Michael P. Nelligan                                                         Eric Dupont

Neuilly-sur-Seine, France
March 27, 2009

Société d'expertise comptable inscrite au tableau de l'ordre de Paris - Ile de France • Strasbourg - Alsace • Lille - Nord Pas de Calais •
Lorraine • Lyon - Rhônes Alpes • Provence - Côte d'Azur - Corse • Pays de Loire • Rouen - Normandie • Toulouse - Midi Pyrénées.
Société de commissariat aux comptes membre de la compagnie régionale de Versailles. Bureaux : Grenoble, Lille, Lyon, Marseille,
Metz, Mulhouse, Nantes, Neuilly-sur-Seine, Rouen, Sophia Antipolis, Strasbourg, Toulouse.
Société Anonyme au capital de 2 510 460 €. RCS Nanterre B 672 006 483 - code APE 741 C - TVA n° FR 76 672 006 483
Siret 672 006 483 00362 - Siège social : 63, rue de Villiers 92208 Neuilly-sur-Seine cedex.